Exhibit 10.4


















                     WAREHOUSE CREDIT AND SECURITY AGREEMENT

                                     BETWEEN

                        COMMUNITY RESOURCE MORTGAGE, INC.

                                       AND

                        BRANCH BANKING AND TRUST COMPANY



                           Dated as of October 5, 2004















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                                    EXHIBITS



       Exhibit A     Form of Guaranty Agreement

       Exhibit B     Form of Advance Request and Officer's Certification

       Exhibit C     Procedure for Requesting Advances and Collateral Documents

       Exhibit D     General Operational Guidelines

       Exhibit E     Form of Assignment of Notes and Mortgages

       Exhibit F     Additional Underwriting Guidelines




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          WAREHOUSE CREDIT AND SECURITY AGREEMENT ("Loan Agreement") dated as of
October 5, 2004 between COMMUNITY RESOURCE MORTGAGE, INC., a corporation organized under the laws of South Carolina, having an address at 508 Hampton Street, Columbia, South Carolina 29201 (the "Company") and BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation, having an address at Post Office Box 628, Monroe, North Carolina 28111-0628 (the "Bank").

         WHEREAS, the Company has requested the Bank, and the Bank has agreed, to extend a warehousing line of credit to the Company to finance the making of Mortgage Loans (as hereinafter defined) as hereinafter set forth.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

I. DEFINITIONS.

1.1      Defined Terms.

         Capitalized terms defined below or elsewhere in this Loan Agreement (including the Exhibits hereto) shall have the following meanings:

         "Adjusted LIBOR Rate" is a variable rate of interest and means the sum obtained (rounded up, if necessary, to the next higher 1/100th of 1.0%) by adding LIBOR-One Month (as defined below) plus 2.00% per year, which rate of interest shall be determined and adjusted as of the first day of each calendar month during the term hereof; provided, however, if the first day of any calendar month shall fall on a day when the Bank is closed, the Adjusted LIBOR Rate shall be determined as of the last preceding day on which the Bank was opened for business (each of said dates, as appropriate, being referred to herein as the "Determination Date"). "LIBOR-One Month" means the average rate (rounded up, if necessary, to the next higher 1/100th of 1.0%) quoted on the Determination Date for LIBOR-one month on page 3750 (or such replacement page) of the Telerate Service or on Bloomberg Screen MMR2, or if the above methods for determining LIBOR-One Month shall not be available, a rate determined by a substitute method mutually agreed on by the Company and Bank; provided, however, if such agreement is not reached within a reasonable period of time, as determined solely by Bank, LIBOR-One Month shall be the rate reasonably determined by Bank, in its sole discretion, as the average rate being paid, as of the Determination Date, by leading banks (as determined solely by Bank) in the London interbank market for U.S. Dollar deposits.

         "Advance" means a disbursement by the Bank under the Commitment, including readvances of funds previously advanced to the Company and repaid to the Bank.

         "Advance Request" has the meaning set forth in Section 2.2(a) hereof.

         "Bank" has the meaning set forth in the first paragraph of this Loan Agreement


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         "Business  Day" means any day  excluding  Saturday,  Sunday and any day which is a legal holiday under the laws of the States of South Carolina or North Carolina.

         "Collateral" has the meaning set forth in Section 3.1 hereof.

         "Collateral Documents" has the meaning set forth in Section 2.2(b) hereof.

         "Collateral Value" has the meaning set forth in Section 2.1(c) hereof.

         "Commitment" has the meaning set forth in Section 2.1(a) hereof.

         "Company" has the meaning set forth in the first paragraph of this Loan Agreement.

          "Default" means the occurrence of any event or existence of any condition which, but for the giving of notice, the lapse of time, or both, would constitute an Event of Default.

         "Event of Default"  means any of the  conditions or events set forth in
Section 8.1 hereof.

         "FHLMC" means the Federal Home Loan Mortgage Corporation and any successor thereto.

         "FNMA" means The Federal National Mortgage Bank and any successor thereto.

          "Funding Date" has the meaning set forth in Section 2.2(c) hereof.

         "GAAP" means generally accepted account principles set forth in the opinions and pronouncements of the Account Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Account Standards Board and such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "Guarantor"  means  Community   Bankshares,   Inc.,  a  South  Carolina
corporation.

         "Guaranty" has the meaning set forth in Section 2.8 hereof.

         "Indemnified Liabilities" has the meaning set forth in Article X hereof.

         "Initial Request" has the meaning set forth in Section 2.2(d) hereof.

         "Investor" means FNMA or FHLMC, the Bank, or other financially responsible public or private lending institution which is deemed reasonably acceptable by the Bank in its sole discretion.

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         "Lien"  means  any lien,  mortgage,  deed of  trust,  pledge,  security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

         "Loan Agreement" means this Warehouse Credit and Security Agreement, as it may from time to time be supplemented, modified or amended.

         "Mortgage" means a first priority mortgage on real property located in the State of South Carolina to be improved to contain one to four family residences securing a Mortgage Note.

         "Mortgage Loan" means any combined home construction and permanent loan evidenced by a Mortgage Note, acceptable to Bank in Bank's sole discretion.

         "Mortgage Loan Maturity Date" has the meaning set forth in Section 2.5(b) hereof.

         "Mortgage Note" means a note secured by a Mortgage.

         "Mortgage Note Amount" means the outstanding unpaid principal amount of a Mortgage Note at the time such Mortgage Note is pledged to the Bank.

         "Non-Qualifying Mortgage Loan" means any Mortgage Loan that does not comply with the Underwriting Guidelines set forth herein.

         "Note" has the meaning set forth in Section 2.3 hereof.

         "Notices" has the meaning set forth in Article IX hereof.

          "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stack companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trust or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "Pledged Mortgages" has the meaning set forth in Section 3.1(a) hereof.

         "Purchase Commitment" means a written commitment, in form and substance reasonably satisfactory to the Bank, issued in favor of the Company by an Investor, or by a mortgage insurance company on behalf of an Investor, pursuant to which that Investor commits to purchase Mortgage Loans originated by the Company.

         "Qualifying Mortgage Loan" means any Mortgage Loan that complies with the Underwriting Guidelines set forth herein.

         "Redemption Amount" has the meaning set forth in Section 3.3 hereof.

          "Statement Date" has the meaning set forth in Section 4.1(f) hereof.

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          "Subsidiary"  means any  corporation,  association  or other  business entity in which more than 25% of the total voting power or shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof.

         "UCC" means the Uniform Commercial Code of South Carolina, as in effect on the date hereof.

         "Underwriting Guidelines" means those specific underwriting criteria for Mortgage Loans set forth in the FNMA and/or FHLMC Seller's Guide, such other underwriting guidelines of Investors as identified on Exhibit F attached hereto or as mutually agreed to by the Bank and the Company from time to time.

         1.2      Other Definition Provisions.

                  (a) Accounting terms not otherwise defined herein shall have the meanings given them under GAAP.

                  (b) Defined terms may be used in the singular or the plural, as the context requires.

II. THE CREDIT.

         2.1      The Commitment.

                  (a) Subject to the terms and conditions of this Loan Agreement and provided no Default has occurred which has not been cured to the satisfaction of the Bank, the Bank agrees, from time to time during the period from the date hereof to and including September 24, 2005 (unless such period is earlier terminated or extended pursuant hereto) to make Advances to the Company, provided the total aggregate principal amount outstanding at any one time of such Advances shall not exceed Twenty Million and No/100 Dollars ($20,000,000.00). The obligation of the Bank to make Advances hereunder up to such limit is hereinafter referred to as the "Commitment." Within the limits of the Commitment, the Company may borrow, repay and reborrow from the Bank.

                  (b) Advances shall be used by the Company solely for the purpose of funding the Company's origination of Mortgage Loans which shall have been presold by the Company to an Investor approved by the Bank pursuant to a Purchase Commitment acceptable to the Bank. Advances shall be made at the request of the Company, in the manner hereinafter provided in Section 2.2, against the pledge to the Bank of the Collateral Documents evidencing and securing such Mortgage Loans as Collateral therefore.

                  (c) An Advance made against each Mortgage Loan pledged hereunder shall be in an amount not to exceed the Collateral Value of the Mortgage Loan. For this purpose, "Collateral Value" is defined as the actual amount advanced by the Bank which is less than or equal to


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         the  lesser of (i) one  hundred  percent  (100%) of the  Mortgage  Note
         Amount; or (ii) one hundred percent (100%) of the committed purchase price thereof set forth in the Purchase Commitment.

         2.2      Procedures for Obtaining Advances.

                  (a) The Company may obtain an Advance hereunder, subject to the satisfaction of the conditions set forth in Sections 4.1 and 4.2 hereof, upon compliance with the procedures set forth in this Section
         2.2. Requests for Advances shall be initiated by the Company by delivering to the Bank a properly completed and signed Advance Request and Officer's Certification on the then current forms therefor approved by the Bank (together with Bank's completed inspection sheet if construction has commenced) (collectively, an "Advance Request"). The current form in use by the Bank as of the date hereof is set forth in Exhibit B hereto. The Bank shall have the right to revise or supplement approved forms of Advance Request by giving notice thereof to the Company and providing to the Company in electronic format for use on a going-forward basis the revised form Advance Request.

                  (b) The procedures to be followed by the Company in making an Advance Request and the documents relating to the Collateral described in the Advance Request (the "Collateral Documents") required to be delivered to the Bank shall consist of those set forth in Exhibit C hereto. The Bank shall have the right, by giving notice thereof to the Company, to modify the procedures and Collateral Documents described in Exhibit C to conform to current legal requirements or Bank's practices, and, as so modified, said Exhibit C shall be deemed part hereof.

                  (c) Before funding, the Bank shall have (i) with respect to any Advance Request received at or before 12:00 p.m., until the close of business of the same Business Day and (ii) with respect to any Advance Request received after 12:00 p.m., until the close of business of the next Business Day (in each case, such Business Day to be referred to as the "Funding Date"), to examine each Advance Request and, if such Advance Request is the Initial Request, the Collateral Documents to be delivered prior to the Advance as set forth in the Exhibit C hereto and may reject such of them as do not meet the requirements of this Loan Agreement. If the Advance Request is accepted within the applicable timeframes specified above, the Bank shall fund the Advance evidenced by the Advance Request no later than the close of business on the applicable Funding Date. Bank at its option may, at any time, require the Company to deliver to Bank all items and documents referred to in Exhibit C (including without limitation those listed in Parts C and and D thereof) as may be in the Company's possession at the time the Advance Request is made together with the Advance Request and in such event such delivery shall be a condition precedent to Bank's obligation to make requested Advances.

                  (d) To make an Advance, the Bank shall wire transfer to the Company's designated deposit account, in the case of an initial request for an Advance under such Mortgage Loan ("Initial Request"), on or


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         before the date of the  Mortgage  Loan or, for any  requests  after the
         Initial Request for a Mortgage Loan, within the time periods set forth in Section 2.2(c)(i) and (ii) hereinabove, as applicable. At the Company's option, the Bank will wire transfer to the closing attorney's Trust Account in advance of closing as reasonably determined by the Company, the attorney and the Bank, to facilitate a timely closing, for any Initial Requests.

                  (e) All Advances under this Loan Agreement shall constitute a single indebtedness and all of the Collateral shall be security for the Note and for all Advances made thereunder and for the performance of all obligations of the Company to the Bank.

         2.3      Note.

         The Company's obligation to pay the principal of, and interest on, all Advances made by the Bank is evidenced by the promissory note (the "Note") of the Company dated as of the date hereof in the stated principal amount of Twenty Million and No/100 Dollars ($20,000,000.00). The term "Note" shall include all extensions, renewals and modifications of the Note and all substitutions therefor. All terms and provisions of the Note are incorporated herein.

         2.4      Interest.

                  (a) Each new Advance made after the date of this Loan Agreement shall bear interest, from the date of crediting of the amount of the Advance to the Company's designated deposit account (or from the date a wire transfer for an Advance is made by the Bank upon Borrower's request) until the date on which each such Advance is paid in full, at a floating rate of interest which is equal to the Adjusted LIBOR Rate.

                  (b) For the purposes of this Loan Agreement, the Adjusted LIBOR Rate at which all outstanding, unpaid Advances, including, as of the date hereof, the outstanding principal balance of all Advances made prior to the date hereof, shall accrue interest will be adjusted as of the first day of each calendar month hereafter to give effect to changes, if any, in the Adjusted LIBOR Rate and the Adjusted LIBOR Rate in effect on such first day shall apply to all Advances then outstanding as well as to subsequent Advances made prior to the next rate change.

                  (c) Interest shall be computed on the basis of a 360-day year and applied to the actual number of days elapsed in each interest calculation period and shall be payable in arrears, with the interest on each Advance being payable monthly as billed by Bank.

         2.5      Principal Payments.

                  (a) The Company shall have the right to prepay the outstanding Advances in whole or in part, from time to time, without premium or penalty.

                  (b) The Company shall be obligated to pay to the Bank, without the necessity of prior demand or notice from the Bank, the amount of any outstanding Advance, together with all interest due thereon against


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         a specific  Mortgage Loan,  upon the occurrence of any of the following events (in each case, a "Mortgage Loan Maturity Date"):

                  (1) Nine (9) months elapse from the date of the Initial Request funded by the Bank against such Mortgage Loan, unless Bank shall have consented to an extension to twelve (12) months from the date of such Initial Request, in Bank's sole discretion, in which case, twelve (12) months elapsing from the date of the funding of the Initial Request shall constitute the Mortgage Loan Maturity Date;

                  (2) Ten (10) Business Days elapse from the date a Collateral Document was delivered to the Company for correction or completion, without being returned to the Bank;

                  (3) Forty-five (45) Business Days elapse from the completion of the residence which secures the Mortgage Loan as evidenced by the issuance of the Certificate of Occupancy or submission of the final inspection sheet, in form and content acceptable to Bank;

                  (4) The expiration or termination of the Purchase Commitment issued in connection with the Mortgage Loan;

                  (5) Upon the sale of the Mortgage Loan.

         Upon making such payment to the Bank, the Company shall be deemed to have redeemed the Mortgage Loan related to the Advance which has been paid, and the Collateral Documents relating thereto which have been previously delivered to the Investor shall be deemed released by the Bank to the Company.

         2.6      Expiration and/or Termination.

         Unless extended in the sole discretion of the Bank or terminated earlier as permitted hereunder, the Commitment shall expire of its own term, and without the necessity or action by the Bank, at the close of business on October 5, 2005 and the Bank shall not be obligated to make any Advances hereunder after such date.

         2.7      Method of Making Payments.

                  (a) Except as otherwise specifically provided herein, all payments hereunder shall be made to the Bank not later than 2:00 p.m. (Eastern Standard Time) on the date when due and shall be made in lawful money of the United States of America in immediately available funds at the office of the Bank, at Monroe, North Carolina or at such other place as the Bank from time to time shall designate. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, with respect to payments of principal, the interest thereon shall be payable at the applicable rate during such extension. Funds received by the Bank after


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         2:00 p.m.  on a  Business  Day shall be deemed to have been paid by the
         Company on the next succeeding Business Day.

                  (b) The Company authorizes the Bank, if and to the extent any payment is not made when due and payable hereunder, or under the Note, to charge and offset from time to time any amounts so due and unpaid against any or all of the Company's accounts with the Bank; provided, however, that the aforesaid right to charge the Company's accounts shall not apply to any deposits of escrow or other moneys designated as being held by the Company on behalf of third parties.

         2.8      Default Interest and Fees.

                  (a) In the event the Company fails to make any payment (whether of principal, interest or any other sum) on the date such payment is due and payable hereunder or under the Note, and such failure continues.

                  (i) for ten (10) days, the interest rate on such Advance shall be increased to the Bank's then current Prime Rate plus one
                  (1) percent;

                  (ii) for twenty (20) days, the interest rate on such Advance shall be increased to the Bank's then current Prime Rate plus two (2) percent; and

                  (iii) for thirty (30) days, the Company shall pay to the Bank, upon demand therefore, a late payment fee equal to five (5%) of the amount of such payment.

                  (b) Company shall pay a fee equal to $10,000.00, in advance, in consideration of Bank's agreement to lend hereunder. In addition, Borrower shall pay Bank a fee equal to $100.00 for each Mortgage Loan financed hereunder.

         2.9      Guaranty.

         The payment of all Advances made hereunder together with interest thereon and the Company's performance of its obligations hereunder shall be guaranteed pursuant to a Guaranty Agreement in the form of Exhibit A attached hereto (the "Guaranty").


III. COLLATERAL.

         3.1      Grant of Security Interest.

         As security for the payment of the Note and for all Advances made thereunder and for the performance of all of the Company's obligations hereunder, the Company hereby grants to the Bank a security interest in the following described property (the "Collateral"):



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                  (a) All  Mortgage  Loans,  including  but not  limited  to all
         Mortgage Notes and Mortgages evidencing Mortgage Loans, in respect of which an Advance has been made by the Bank hereunder pursuant to an Advance Request (collectively, the "Pledged Mortgages");

                  (b) All private mortgage insurance related to any Mortgage Loans included in the Pledged Mortgages; all guaranties related to Pledged Mortgages; all Purchase Commitments held by the Company covering the Pledged Mortgages and all proceeds resulting from the sale thereof to Investors pursuant thereto; guaranties related to Pledged Mortgages; and all personal property, contract rights, servicing and servicing fees and income, accounts and general intangibles of whatsoever kind relating to the Pledged Mortgages, the Purchase Commitments, and all other documents or instruments delivered to the Bank in respect of the Pledged Mortgages, including, without limitation, the right to receive all insurance proceeds and condemnation awards which may be payable in respect of the premises encumbered by any Mortgage, and all Supporting Obligations (as defined in the UCC) of the Pledged Mortgages;

                  (c) All right, title and interest of the Company in and to all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records, and other information and data of the Company relating to the Collateral described in the preceding paragraphs of Section 3.1; and

                  (d) All proceeds of any and all of the foregoing.

         3.2      [Reserved].

         3.3      Right of Redemption from Pledge.

         Provided no Default has occurred and is continuing, the Company may redeem a Mortgage Loan from pledge, by either (i) paying to the Bank, for application to prepayment of the principal balance of the Note, an amount (the "Redemption Amount") equal to the then Collateral Value of the Mortgage Loan to be released, but not less than the amount of the Advance made with respect to such Mortgage Loan, or (ii) delivering substitute Collateral which, in addition to being acceptable to the Bank in its sole discretion, will have a Collateral Value equal to or greater than that of the released Mortgage Loan.

         3.4      Collection and Servicing Right.

         The Bank shall be entitled to service, receive and collect all sums payable to the Company in respect of the Collateral, and in particular (a) the Bank in its discretion may, in its own name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so, (b) the Company shall, if the Bank so reasonably requests, forthwith pay to the Bank at its office designated herein all amounts thereafter received by the Company upon or in respect to any of the Collateral, advising the Bank as to the source of such funds, and (c) all


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amounts so received and collected by the Bank shall be held by it as part of the
Collateral and the Bank will account for any such amounts upon the reasonable request of the Company.

         3.5      Return of Collateral at End of Commitment.

         If (i) the Commitment shall have expired or been terminated, and (ii) no Advances, interest or other amounts evidenced by the Note or due under this Loan Agreement shall be outstanding and unpaid, the Bank shall deliver promptly or release all Collateral then pledged hereunder to the Company. The receipt of the Company for any Collateral released or delivered to the Company pursuant to any provision of this Loan Agreement shall be a complete and full acquittance for the Collateral so returned, and the Bank shall thereafter be discharged from any liability or responsibility therefor. At the request and sole expense of the Company following any such termination or release, the Bank shall deliver to the Company any Collateral held by the Bank hereunder and execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination and release.

IV. CONDITIONS PRECEDENT.

         4.1      Initial Advance.

         The obligation of the Bank to make any Advance under this Loan Agreement for a Mortgage Loan is subject to the Bank's receipt of the following, all of which must be reasonably satisfactory in form and content to the Bank, in its sole discretion:

                  (a) The Note duly executed by the Company;

                  (b) The Guaranty, in the form attached hereto as Exhibit A, duly executed by the Guarantor;

                  (c) Executed Assignments of Notes and Mortgages in the form attached hereto as Exhibit E, to be recorded upon the occurrence of any Event of Default hereunder or a mutually agreed upon electronic alternative thereto;

                  (d)   Certified   copies   of  the   Company's   articles   of
         incorporation and bylaws, and certificates of existence delivered to the Bank prior to the date of closing;

                  (e) A resolution of the board of directors of the Company, certified as of a date prior to the initial Advance by its Secretary, authorizing the execution, delivery and performance of this Loan Agreement and the Note, and all other instruments or documents to be delivered by the Company pursuant to this Loan Agreement;

                  (f) A certificate of the Company's corporate secretary as to the incumbency and authenticity of the signatures of the officers of the Company executing this Loan Agreement and the Note and each Advance Request and all other instruments or documents to be delivered pursuant


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         hereto  (the  Bank  being  entitled  to rely  thereon  until a new such certificate has been furnished to the Bank);

                  (g) Audited financial statements of the Company (and its Subsidiaries, on a consolidated basis) prepared by a Certified Public Accountant in form and substance reasonably satisfactory to the Bank, which shall include, but not be limited to, a statement of income for the period ending on December 31, 2003 (the "Statement Date");

                  (h) A certificate of insurance evidencing the Company's errors and omissions insurance policy in an amount of at least $500,000.00, each loss and aggregate;

                  (i) An executed, original opinion of the Company's counsel, in form and substance reasonably acceptable to Bank, opining, among other things, as to the enforceability of the Loan Agreement, the Note and the financing statements, against the Company, and as to the enforceability of the guaranties against the Guarantor; and

         4.2      Each Advance.

         The obligation of the Bank to fund the Initial Request and each subsequent Advance on a Mortgage Loan under this Loan Agreement is subject to the satisfaction, in the sole discretion of the Bank, as of the date of each such Initial Request or subsequent Advance, as appropriate, of the following additional conditions precedent:

                  (a) The Company shall have delivered to the Bank the Advance Request and Collateral Documents called for hereunder, and shall have satisfied the procedures set forth in Sections 2.2(a) through 2.2(c) hereof and the applicable Exhibits hereto described in these Sections. All items delivered to the Bank shall be reasonably satisfactory to the Bank in form and content, and the Bank may reject such of them as do not meet the requirements of this Loan Agreement.

                  (b) The Bank shall have received evidence reasonably satisfactory to it as to the making and/or continuation of any book entry or the due filing and recording in all appropriate offices of all financing statements and other instruments as may be necessary to perfect the security interest of the Bank in the Collateral under the South Carolina Uniform Commercial Code or other applicable law.

                  (c) The representations and warranties of the Company contained in Article V hereof shall be true and correct in all material respects as if made on and as of the date of each Advance, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date.

                  (d) The Company and the Guarantor shall have performed all agreements to be performed by them hereunder and under the Guaranty, respectively.

                  (e) There shall exist no Default or condition or event which with the passage of time might constitute a Default hereunder and the making of the requested Advance shall not give rise to a Default hereunder.

                  (f) The Company shall not have incurred any material liabilities, direct or contingent, other than in the ordinary course of its business, since the dates of the Company's most recent financial statements theretofore delivered to the Bank.

                  (g)  The  Company   shall  have  provided  Bank  with  updated
         inspection reports for all Mortgage Loans and shall have allowed Bank to make any on-sight inspections Bank shall reasonably request.

         Acceptance of the proceeds of the requested Advance by the Company shall be deemed a representation by the Company that all conditions set forth in this Section 4.2 shall have been satisfied as of the date of such Advance.

V. REPRESENTATIONS.

         The Company hereby represents and warrants to the Bank, as of the date of this Loan Agreement and as of the date of each Advance Request, that:

         5.1      Organization; Good Standing.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the full legal power and authority to own its property and to carry on its business as currently conducted and is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary.

         5.2      Authorization and Enforceability.

         The Company has the corporate power and authority to execute, deliver and perform this Loan Agreement, the Note and all other documents contemplated hereby or thereby. Each Guarantor has the power and capacity to execute, deliver and perform the Guaranty. The execution, delivery and performance by the Company of this Loan Agreement, the Note and all other documents contemplated hereby or thereby and the making of the borrowing hereunder and thereunder, have been duly and validly authorized by all necessary corporate action on the part of the Company (none of which actions have been modified or rescinded, and all of which actions are in full force and effect) and do not and will not conflict with or violate any provision of law or of the articles of incorporation or by-laws of the Company, conflict with or result in a breach of or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of the Company, or result in or require the acceleration of any indebtedness of the Company pursuant to, any agreement, instrument or indenture to which the Company is a party or by which the Company or its property may be bound or affected. This Loan Agreement, the Note and all other documents contemplated hereby or thereby and the Guaranty constitute legal, valid, and binding obligations of the Company or of the Guarantor, respectively, enforceable in accordance with their respective terms, except as limited by reorganization, bankruptcy, insolvency or other such laws affecting the enforcement of creditors' rights.

         5.3      Approvals.

         The Company has procured and is in possession of all licenses, permits, consents or approvals, and has taken such other actions, which are required by Federal, state and local laws, ordinances and regulations for the transaction of its business, including, without limitation, (i) the execution and delivery of this Loan Agreement, the Note and all other documents contemplated hereby or thereby and the performance of the Company's obligations hereunder and thereunder; (ii) the making of residential mortgage loans to consumers in South Carolina upon the security of the consumer's principal residences; and (iii) the ownership of its properties.

         5.4      Financial Condition.

         The balance sheet of the Company as of the Statement Date, and the related statement of income, heretofore furnished to the Bank, fairly present the financial condition of the Company as at the Statement Date and the results of its operations for the fiscal period ended on the Statement Date. The Company had, on the Statement Date, no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of the Company except as heretofore disclosed to the Bank in writing. Said financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. Since the Statement Date, there has been no material adverse changes in the business, operations, assets or financial condition of the Company, nor is the Company aware of any state of facts which (with or without notice or lapse of time or both) would or could result in any such material adverse change.

         5.5      Litigation.

         There are no actions, claims, suits or proceedings pending, or to the knowledge of the Company, threatened or reasonably anticipated against or affecting the Company or any Subsidiary of the Company in any court or before any arbitrator or before any government commission, board, bureau or other administrative agency which, if adversely determined, may reasonably be expected to result in any material and adverse change in the business, operations, assets or financial condition of the Company as a whole.

         5.6      Compliance with Laws.

         The Company is not in violation of any provision of any law, or of any judgment, award, rule, regulation, order, decree, writ or injunction of any court or public regulatory body or authority which might have a material adverse effect on the business, operations, assets or financial condition of the Company as a whole.

         5.7      Payment of Taxes.

         The Company has filed or caused to be filed all federal, state and local income, excise, property and other tax returns with respect to the operations of the Company which are required to be filed, all such returns are true and correct, and the Company has paid or caused to be paid all taxes as shown on such returns or on any assessment, to the extent that such taxes have become due, including, but not limited to, all Federal Insurance Contributions Act payments and withholding taxes, if appropriate. The amounts reserved, as a liability for income and other taxes payable, in the financial statements described in Section 5.4 hereof are sufficient for payment of all unpaid federal, state and local income, excise, property and other taxes, whether or not disputed, of the Company accrued for or applicable to the period and on the dates of such financial statements and all years and periods prior thereto and for which the Company may be liable in its own right or as transferee of the assets of, or as successor to, any other person or entity.

         5.8      Agreements.

         The Company is not a party to any agreement, instrument or indenture or subject to any restrictions materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 5.4 hereof. The execution and performance of this Loan Agreement will not cause a default, violate or conflict with the terms of any material agreement to which the Company is a party or by which it is bound. The Company is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties or financial condition of the Company as a whole. No holder of any indebtedness of the Company has given notice of any asserted default thereunder, and no liquidation or dissolution of the Company or of any of its Subsidiaries and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to the Company or any of its properties is pending, or to the knowledge of the Company, threatened.

         5.9      Special Representations Concerning Collateral.

         The Company hereby represents and warrants to the Bank, as of the date of this Loan Agreement and as of the date of each Advance Request, that:

                  (a) The Company is the legal and equitable owner and holder, free and clear of all Liens, of the Pledged Mortgages. All Pledged Mortgages and Purchase Commitments have been duly authorized and validly issued to the Company, and all of the foregoing items of Collateral comply with all of the requirements of this Loan Agreement, and have been and will continue to be validly pledged or assigned to the Bank, subject to no other Liens.

                  (b) The Company has, and will continue to have, the full right, power and authority to pledge the Collateral pledged and to be pledged by it hereunder.

                  (c) All Mortgage Loans and related documents included in the Pledged Mortgages (1) as of any date of determination, have been duly executed and delivered by the parties named in such Mortgage Loan at a closing held not more than five (5) Business Days prior to such date,
         (2) have been made in compliance with all requirements of the Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, the Federal Truth-In-Lending Act and all other applicable federal and state laws and regulations, (3) are and will continue to be valid and enforceable in accordance with their terms, without defense or offset, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies, (4) have not been modified or amended nor any requirements thereof waived, and (5) comply and will continue to comply with the terms of this Loan Agreement and with the related Purchase Commitment held by the Company. Each Mortgage Loan included in the Pledged Mortgages will be a first Lien on the premises described therein.

                  (d) No default, nor any event which, with notice or lapse of time or both, would become a default, has occurred and is continuing under any Mortgage Loan included in the Pledged Mortgages.

                  (e) The Company has complied and will continue to comply with all laws, rules and regulations related to and/or governing each Mortgage Loan included in the Pledged Mortgages. All Mortgage Loans comply with and will continue to comply in all respects with all applicable requirements for purchase under the FNMA standard form of selling contract and any supplement thereto then in effect.

                  (f) All insurance policies covering the premises encumbered by each Mortgage included in the Pledged Mortgages (1) name and will continue to name the Company as the insured under a standard mortgagee clause, (2) are and will continue to be in full force and effect, and
         (3) afford and will continue to afford insurance against builders' risk, fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available.

                  (g) Pledged Mortgages secured by premises located in a special flood hazard area designated as such by the Secretary of HUD are and shall continue to be covered by special flood insurance under the National Flood Insurance Program.

                  (h) Each insured Mortgage Loan pledged hereunder meets all applicable requirements for such insurance. Each Pledged Mortgage meets all requirements of the Purchase Commitment identified in the Advance Request pursuant to which an Advance is made.

VI.      AFFIRMATIVE COVENANTS.

         The Company agrees that so long as the Commitment is outstanding or there remain any obligations of the Company to be paid or performed under this Loan Agreement or under the Note, the Company shall:

         6.1      Payment of Note.

         Punctually pay or cause to be paid the principal of, interest on and all other amounts payable hereunder and under the Note in accordance with the terms thereof.

         6.2      Financial Statements and Other Reports.

         Deliver to the Bank:

                  (a) As soon as available and in any event within one hundred-twenty (120) days after the close of each fiscal year of the
         Company: statements of income, changes in stockholders' equity and cash flows of the Company (and, if applicable, its Subsidiaries, on a consolidated basis) for such year and the related balance sheet at the end of such year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail, in accordance with GAAP, and accompanied by an audit opinion of an
         accounting  firm   reasonably   satisfactory  to  the  Bank,  or  other
         independent certified public accountants of recognized standing selected by the Company and reasonably acceptable to the Bank, as to said financial statements and a certificate signed by the chief financial officer of the Company stating that said financial statements fairly present the financial condition and results of operations of the Company (and, if applicable, its Subsidiaries) at the end of, and for, such year.

                  (b) As soon as available and in any event within one hundred-twenty (120) days after the close of each fiscal year of the
         Guarantor: statements of income, changes in stockholders' equity and cash flows of the Guarantor for such year and the related balance sheet at the end of such year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail, in accordance with GAAP, and accompanied by an audit opinion of an accounting firm reasonably satisfactory to the Bank, or other independent certified public accountants of recognized standing selected by the Guarantor and reasonably acceptable to the Bank, as to said financial statements and a certificate signed by the chief financial officer of the Guarantor stating that said financial statements fairly present the financial condition and results of operations of the Guarantor at the end of, and for, such year.

                  (c) As soon as available and no later than forty-five (45) days after the end of the quarter for which they are prepared: internally generated quarterly financial statements of the Company which shall include but shall not be limited to an income statement.

                  (d) Reports in respect of the Pledged Mortgages, in such detail and at such times as the Bank in its discretion may reasonably request at any time or from time to time.

                  (e) From time to time, with reasonable promptness, such further information regarding the business, operations, properties or financial condition of the Company as the Bank may reasonably request.

         6.3      Maintenance of Existence; Conduct of Business.

         Preserve and maintain its corporate existence in good standing and all of its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business; conduct its business in an orderly and efficient manner; and make no change in the nature or character of its business.

         6.4      Compliance with Applicable Laws.

         Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could materially adversely affect its business, operations, assets, or financial condition, except where contested in good faith and by appropriate proceedings.

         6.5      Inspection of Properties and Books.

         Permit authorized representatives of the Bank to discuss the business, operations, assets and financial condition of the Company and its Subsidiaries with their officers, employees and accountants and to examine their books of account, as such relate to this Loan Agreement, and make copies or extracts thereof, and visit any properties which secure Mortgage Loans, all at such reasonable times as the Bank may reasonably request.

         6.6      Notice.

         Give prompt written notice (and the details thereof, if applicable) to the Bank of (a) any action, suit or proceeding instituted by or against the Company or any of its Subsidiaries in any federal or state court or before any arbitration or dispute resolution organization, any commission or other regulatory body (federal, state or local, domestic or foreign), or any such proceedings threatened against the Company, (b) the filing, recording or assignment of any federal, state or local tax lien against it, or any of its assets or any of its Subsidiaries, (c) the occurrence of any Event of Default hereunder or the occurrence of any Default and continuation thereof for five (5) days, or (d) any other action, event or condition of any nature which may lead to or result in a material adverse effect upon the business, operations, assets, or financial condition of the Company or which, with or without notice or lapse of time or both, would constitute a default under any other agreement, instrument or indenture to which the Company is a party or to which the Company, its properties or assets may be subject.

         6.7      Payment of Debt, Taxes etc.

         Pay and perform all obligations of the Company promptly and in accordance with the terms thereof and pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon the Company or upon its income, receipts or properties before the same shall become past due, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay taxes, assessments or governmental charges or levies or claims for labor, materials or supplies for which the Company shall have obtained an adequate bond or adequate insurance or which are being contested in good faith and by proper proceedings which are being reasonably and diligently pursued.

         6.8      Insurance.

         Maintain (a) errors and omissions insurance or mortgage impairment insurance and blanket bond coverage, with such companies and in such amounts as shall satisfy prevailing Investor requirements applicable to a qualified mortgage originating institution and in a minimum amount of $500,000.00 and (b) liability insurance and fire and other hazard insurance on its properties, with responsible insurance companies approved by the Bank, in such amounts and against such risks as are customarily carried by similar businesses operating in the same vicinity; and (c) within thirty (30) days after notice from the Bank, obtain such additional insurance as the Bank shall reasonably require, all at the sole expense of the Company. Copies of such policies shall be furnished to the Bank without charge upon request of the Bank.

         6.9      Insured Closings.

         Obtain and maintain in effect at all times an insured closing letter from each title insurance company from which mortgagee title insurance is procured, indemnifying and holding the Company harmless from and against the failure of the agents and approved title attorneys of such title insurance companies to comply with the written closing instructions of the Company as to the Mortgage Loans included in the Pledged Mortgages and provide the Bank with evidence of the same from time to time upon request. The Company agrees to indemnify and hold the Bank harmless from and against any loss, including reasonable attorneys' fees and costs, attributable to the failure of such title insurance company, agent or approved attorney to comply with the disbursement or instruction letter or letters of the Company or of the Bank relating to such Mortgage Loans included in the Pledged Mortgages.

         6.10     [Reserved].

         6.11     Other Loan Obligations.

         Perform all obligations under the terms of each loan agreement, note, mortgage, security agreement or debt instrument by which the Company is bound or to which any of its property is subject, and promptly notify the Bank in writing of the cancellation or reduction of any of its other mortgage warehousing lines of credit or agreements with any other lender.

         6.12     Use of Proceeds of Advances.

         Use the proceeds of each Advance solely for the purpose of financing the origination by the Company of the Pledged Mortgages.

         6.13     Special Affirmative Covenants Concerning Collateral.

                  (a) The Company warrants and will defend the right, title and interest of the Bank in and to the Pledged Mortgages against the claims and demands of all persons whomsoever.

                  (b) The Company shall service or cause to be serviced all Pledged Mortgages in accordance with standard requirements of the issuers of Purchase Commitments covering the same and all relating to residential construction mortgages, including without limitation taking all actions necessary to enforce the obligations of the obligors under such Mortgage Loans included in the Pledged Mortgages. The Company shall hold all escrow funds collected in respect of Pledged Mortgages, without co-mingling the same with non-custodial funds, and apply the same for the purposes for which such funds were collected.

                  (c) The Company shall execute and deliver to the Bank such Uniform Commercial Code financing statements with respect to the Collateral as the Bank may reasonably request. The Company shall also execute and deliver to the Bank such further instruments of sale, pledge or assignment or transfer, as reasonably required by the Bank, and shall do and perform all matters and things reasonably necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded the Bank under this Loan Agreement. The Bank shall have all the rights and remedies of a secured party under the South Carolina Uniform Commercial Code, or any other applicable law, in addition to all rights provided for herein.

                  (d) The Company shall notify the Bank within two (2) Business Days of any default under, or of the termination of, any Purchase Commitment relating to any Pledged Mortgage.

                  (e) The Company will promptly comply in all respects with the terms and conditions of all Purchase Commitments, and all extensions, renewals and modifications or substitutions thereof or thereto.

                  (f) The Company shall maintain, at its principal office or in a regional office approved by the Bank, or in the office of a computer service bureau engaged by the Company and approved by the Bank, and, upon request, shall make available to the Bank the following documents or instruments entered into and/or delivered in connection with the Pledged Mortgages: (i) the originals of its Mortgage Notes and
         Mortgages, (ii) copies of all related Mortgage Loan documents and instruments, and (iii) all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Collateral, in each case, which the Company has not previously provided to the Bank in accordance with the procedures set forth in Section 2.2 or Exhibit C hereof.

         6.14     Reserved.

         6.15     Deposit Account.

         At all times during the term hereof and while any Advance made hereunder remains outstanding, the Company shall maintain a deposit account with the Bank in order to facilitate the making of Advances and the repayment thereof. The Company shall cause all sales proceeds due it from Investors who have purchased Mortgage Loans and all principal and fee repayments received on Mortgage Loans which have been pledged to the Bank hereunder to be deposited into a deposit account with the Bank.


VII. NEGATIVE COVENANTS.

         The Company agrees that so long as the Commitment is outstanding or there remains any obligation of the Company to be paid or performed hereunder or under the Note, the Company shall not, either directly or indirectly, without the prior written consent of the Bank:

         7.1      Merger; Sale of Assets; Acquisitions.

         Liquidate, dissolve, consolidate or merge or sell any substantial part of its assets (except as otherwise permitted by this Loan Agreement), nor acquire substantially all of the assets of another.

         7.2      Special Negative Covenants Concerning Collateral.

                  (a) The Company shall not amend or modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Pledged Mortgages.

                  (b) The Company shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber (except as otherwise permitted by this Loan Agreement) any of the Collateral or any interest therein.

                  (c) The Company shall not make any compromise, adjustment or settlement in respect of any of the Collateral or accept other than cash in payment or liquidation of the Collateral.

         7.3      ADDITIONAL INDEBTEDNESS

                  The Company shall not incur any indebtedness (other than indebtedness owed to affiliates of Company) without the Bank's prior consent which consent shall not be unreasonably withheld.

VIII. DEFAULTS; REMEDIES.

         8.1      Events of Default.

         The occurrence of any of the following conditions or events shall be an event of default ("Event of Default"):

                  (a) Failure to pay the principal of or interest on any Advance when due, whether at stated maturity, by acceleration, under Section 2.5(b) hereof, or otherwise, or failure to pay any other amount due under this Loan Agreement within three days after written notification by the Bank stating that Borrower has failed to make such other payment under the terms of this Loan Agreement; or failure to pay, beyond any applicable grace period, the principal or interest on any other indebtedness due the Bank; or

                  (b) Failure of the Company to pay, or any default in the payment of any principal or interest on, any other indebtedness or in the payment of any contingent obligation beyond any period of grace provided; or breach or default with respect to any other material term of any other indebtedness or of any loan agreement, mortgage, indenture or other agreement relating thereto, if the effect of such failure, default or breach is to cause, or to permit the holder or holders thereof (or a trustee on behalf of such holder or holders) to cause, indebtedness of the Company to become or be declared due prior to its stated maturity (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

                  (c) Failure of the Company, or the attorney closing any Mortgage Loan included in the Pledged Mortgages, to deliver to the Bank within four (4) Business Days of such Mortgage Loan closing for which the Bank has made an Advance to the Company, the original Mortgage Note executed by the borrower(s), the Collateral Assignment of Note and Mortgage or a mutually agreed upon electronic alternative thereto, and either the original, executed and recorded mortgage evidencing the mortgage, or, if such mortgage is not then available, a copy of the executed mortgage evidencing the mortgage with recording information noted thereon, and such default shall not have been remedied within three (3) Business Days after receipt of written notice from the Bank of such default; or

                  (d) Failure of the Company to perform, or comply with any term or condition applicable to it contained in Sections 6.3, 6.12, 6.13,
         6.14 or Article VII of this Loan Agreement; or

                  (e) Any of the Company's representations or warranties made herein or in any statement or certificate at any time given by the Company in writing pursuant hereto or in connection herewith shall be false in any material respect on the date as of which made; or

                  (f) The Company shall default in the performance of or compliance with any term contained in this Loan Agreement other than those referred to above in subsections (a), (c) or (d) and such default shall not have been remedied or waived within thirty (30) days after receipt of notice from the Bank of such default; or

                  (g) (1) A court having jurisdiction shall enter a decree or order for relief in respect of the Company or of any Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or (2) any other similar relief shall be granted under any applicable federal or state law; or a decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian, or other officer having similar powers over the Company or any of its Subsidiaries or of any Guarantor, or over all or a substantial part of their respective property, shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of the Company or any of its Subsidiaries or of any Guarantor for all or a substantial part of their respective property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Company or any of its Subsidiaries or of any Guarantor, and the continuance of any such events in (2) above for sixty (60) days unless dismissed, bonded off or discharged; or

                  (h) The Company or any Guarantor shall have an order for relief entered with respect to it, or shall commence a voluntary case under any applicable bankruptcy, reorganization, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion to an involuntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by the Company or any of its Subsidiaries or any Guarantor of any assignment for the benefit of creditors; or the inability or failure of the Company or of any Guarantor, or the admission by the Company or any Guarantor in writing of its inability to pay its debts as such debts become due; or

                  (i) Any money judgment, writ or warrant of attachment, or similar process shall be entered or filed against the Company or any of its respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

                  (j) Any order, judgment or decree shall be entered against the Company decreeing the dissolution or split up of the Company and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

                  (k) The Company shall purport to disavow its obligations hereunder or shall contest the validity or enforceability hereof; or the Bank's security interest on any portion of the Collateral shall become unenforceable or otherwise impaired; provided that, subject to the Bank's approval, no Event of Default shall occur as a result of such impairment if all Advances made against any such Collateral shall be paid in full within ten (10) days of the date of such impairment.

         8.2      Remedies.

                  (a) Upon the  occurrence of any Event of Default  described in
         Section 8.1(g) or (h), the Commitment shall be terminated and the unpaid principal amount of and accrued interest on the Note shall automatically become due and payable, without presentment, demand or other requirements of any kind, all of which are hereby expressly waived by the Company.

                  (b) Upon the occurrence of any Event of Default other than those specified in 8.2(a) above, the Bank may, by written notice to the Company, terminate the Commitment and/or declare all or any portion of the Advances to be due and payable whereupon the same shall forthwith become due and payable, together with all accrued interest thereon, and the obligation of the Bank to make Advances shall thereupon terminate.

                  (c) Upon the occurrence of any Event of Default, the Bank may also do any of the following:

                      (1) Foreclose upon or otherwise enforce its security interest in and Lien on the Collateral to secure all payments and performance of obligations owed by the Company under this Loan Agreement.

                      (2) Notify all obligors of Collateral that the Collateral has been assigned to the Bank and that all payments thereon are to be made directly to the Bank or such other party as may be designated by the Bank; settle, compromise, or release, in whole or in part, any amounts owing on the Collateral, any such obligor or Investor or any portion of the Collateral, on terms acceptable to the Bank; enforce payment and prosecute any action or proceeding with respect to any and all Collateral; and where any such Collateral is in default, foreclose on and enforce security interests in, such Collateral by any available judicial procedure or without judicial process and sell property acquired as a result of any such foreclosure.

                      (3) Act, or contract with a third party to act, as servicer of each item of Collateral requiring servicing and perform all obligations required in connection with Purchase Commitments, such third party's fees to be paid by the Company.

                      (4) Exercise all rights and remedies of a secured creditor under the South Carolina Uniform Commercial Code, including but not limited to selling the Collateral at public or private sale, including sale pursuant to any applicable Purchase Commitment. The Bank shall give the Company not less than ten (10) days' notice of any such public sale or of the date after which private sale may be held. The Company agrees that ten (10) days' notice shall be reasonable notice. At any such sale the Collateral may be sold as an entirety or in separate parts, as the Bank may determine. The Bank may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Bank until the selling price is paid by the purchaser thereof, but the Bank shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Bank may, however, instead of exercising the power of sale herein conferred upon it, proceed by a suit or suits at law or in equity to collect all amounts due upon the Collateral or to foreclose the pledge and sell the Collateral or any portion thereof under a judgment or decree of a court or courts of competent jurisdiction, or both.

                      (5) Proceed against the Company on the Note or against the Guarantor under the Guaranty or both.

                  (d) Any private sale of the Collateral held by or on behalf of the Bank shall be conducted in a commercially reasonable manner.

                  (e) The Company waives any right to require the Bank to (1) proceed against any person, (2) proceed against or exhaust any of the Collateral or pursue its rights and remedies as against the Collateral in any particular order, or (3) pursue any other remedy in its power. The Bank shall not be required to take any steps necessary to preserve any rights of the Company against holders of mortgages prior in lien to the lien of any Mortgage included in the Collateral or to preserve rights against prior parties.

                  (f) The Bank may, but shall not be obligated to, advance any sums or do any act or thing necessary to uphold and enforce the Lien and priority of, or the security intended to be afforded by any Mortgage included in the Collateral including, without limitation, payment of delinquent taxes or assessments and insurance premiums. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Bank in exercising any right, power or remedy conferred by this Loan Agreement, or in the enforcement hereof, together with interest thereon, at the rate of interest specified in the Note, from the time of payment until repaid, shall become a part of principal balance outstanding under the Note.

                  (g) No failure on the part of the Bank to exercise, and no delay in exercising, any right, power or remedy provided hereunder, at law or in equity shall operate as a waiver thereof; nor shall any single or partial exercise by the Bank of any right, power or remedy provided hereunder, at law or in equity preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Without intending to limit the foregoing, all defenses based on the statute of limitations are hereby waived by the Company. The remedies herein provided are cumulative and are not exclusive of any remedies provided at law or in equity.

         8.3      Application of Proceeds.

         The proceeds of any sale or other enforcement of the Bank's security interest in all or any part of the Collateral shall be applied by the Bank:

         First, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to the Bank's agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of the Bank in connection therewith;

         Second, to the payment of any other amounts due (other than principal and interest) under the Note or this Loan Agreement;

         Third, to the payment of interest accrued and unpaid on the Note;

         Fourth, to the payment of the outstanding principal balance of the Note; and

         Fifth, to the payment to the Company, or to its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds. If the proceeds of any such sale are insufficient to cover the costs and expenses of such sale, as aforesaid, and the payment in full of the Note and all other amounts due hereunder, the Company shall remain liable for any deficiency.

         8.4      Bank Appointed Attorney-in-Fact.

         The Bank is hereby appointed the attorney-in-fact of the Company, with full power of substitution, for the purpose of carrying out the provisions hereof and taking any action and executing any instruments which the Bank may deem necessary or advisable to accomplish the purposes, hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Bank shall have the right and power to give notices of its security interest in the Collateral to any person, either in the name of the Company or in its own name, to receive, collect, demand, and sue for all payments and sums of money which may now be or hereafter become due and owing, to the Company, on, for, or by reason of any Pledged Mortgages, to endorse all Pledged Mortgages payable to the order of the Company, to receive, endorse and collect all checks made payable to the order of the Company representing any payment on account of the principal of or interest on, or the proceeds of sale of, any of the Pledged Mortgages, to endorse all Pledged Mortgages payable to the order of the Company, or to give full discharge for the same, to attach to the Assignments of Notes and Mortgages executed by the Company lists of all Mortgage Loans and to record same in any and all necessary or applicable recording offices in order to perfect Bank's security interest in the Collateral.

8.5      Right of Set-Off.

         If the Company shall default in the payment of the Note, any interest accrued thereon, or any other sums which may become payable hereunder when due, or in the performance of any of its other obligations or liabilities under this Loan Agreement, the Bank, shall have the right but not the obligation, at any time and from time to time, without notice, to set-off and to appropriate or apply any and all deposits of money or property or any other indebtedness at any time held or owing by the Bank to or for the credit of the account of the Company against and on account of the obligations and liabilities of the Company under the Note and this Loan Agreement, irrespective of whether or not the Bank shall have made any demand hereunder and whether or not said obligations and liabilities shall have matured, provided, however, that the aforesaid right of set-off shall not apply to any deposits of escrow monies being held on behalf of the mortgagors under Mortgage Loans or other third parties.

IX. NOTICES.

         All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder (collectively, "Notices") shall, except as otherwise expressly provided hereunder, be in writing and shall be delivered in person or telegraphed or mailed, first class, return receipt requested, postage prepaid, addressed to the respective parties hereto at their respective addresses hereinafter set forth or, as to any such party, at such other address as may be designated by it in a Notice to the other. All Notices shall be conclusively deemed to have been properly given or made when duly delivered, in person, or if mailed on the third Business Day after being deposited in the mails or when delivered to the telegraph company, addressed as follows:

                         If to the Company:

                         Community Resource Mortgage, Inc.
                         508 Hampton Street
                         Columbia, South Carolina 29201
                         Attn: President
                         with a copy to:

                         Community Bankshares, Inc.
                         791 Broughton Street
                         Orangeburg, SC 29116
                         Attn: William W. Traynham

                         If to the Bank:

                         Branch Banking and Trust Company
                         Post Office Box 628
                         Monroe, North Carolina 28111-0628
                         Attention: Mr. Clegg E. Sell, Jr.

X. REIMBURSEMENT OF EXPENSES; INDEMNITY.

         The Company shall (a) pay all out-of-pocket costs and expenses of the Bank, including reasonable attorney's fees actually incurred at normal hourly rates, in connection with the enforcement of this Loan Agreement, the Note, and other documents and instruments related hereto and the making and repayment of the Advances and the payment of interest thereon; (b) pay, and hold the Bank and any holder of the Note harmless from and against, any and all present and future stamp, documentary and other similar taxes with respect to the foregoing matters and save the Bank and the holder or holders of the Note harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; (c) indemnify, pay and hold harmless the Bank and any of its officers, directors, employees or agents and any subsequent holder of the Note from and against any and all liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses and disbursements of any kind whatsoever (the "Indemnified Liabilities") (excluding any such Indemnified Liabilities resulting from failure by the Bank to perform any of its obligations under this Loan Agreement, the Note, or any other document referred to herein as established in a suit between the Company and the Bank which may be the same suit in which indemnification is being sought hereunder by the Bank) which may be imposed upon, incurred by or asserted against the Bank or such holder in any way relating to or arising out of this Loan Agreement, the Note, the Mortgage Notes, or any other document referred to herein or any of the transactions contemplated hereby or thereby to the extent that any such Indemnified Liabilities result (directly or indirectly) from any claims made, or any actions, suits or proceedings commenced or threatened, by or on behalf of any creditor (excluding the Bank and the holder or holders of the Note), security holder, shareholder, customer (including, without limitation, any person or entity having any dealings of any kind with the Company), trustee, director, officer, employee and/or agent of the Company acting in such capacity, the Company or any governmental regulatory body or authority (excluding the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and any other banking regulatory body or authority having jurisdiction over the Bank).

XI. DELIVERIES OF COLLATERAL DOCUMENTS.

         The Company shall deliver, or cause to be delivered to the Bank all Pledged Mortgages and related documents, in accordance with the General Operational Guidelines set forth on Exhibit D attached hereto or, as applicable all Pledged Mortgages to (1) an Investor which has issued a Purchase Commitment with respect thereto for its examination and purchase, against a bailee letter in form approved by the Bank or the applicable FNMA or FHLMC delivery form, completed in a manner reasonably satisfactory to the Bank, or (2) FNMA for its examination and purchase against a properly executed FNMA "Mortgage Submission Voucher" designating the Bank as the payee or for the account of the Bank. The Bank may deliver any document relating to the Collateral to the Company for correction or completion against a properly executed trust receipt in the form approved by the Bank with instructions to the Company to return the corrected document to the Bank or the Investor, as appropriate, within ten (10) Business Days after such delivery or redeem the Mortgage Loan from pledge.

XII. FINANCIAL INFORMATION.

         All certified financial statements and reports furnished to the Bank hereunder shall be prepared in accordance with GAAP, applied on a basis consistent with that applied in preparing the certified financial statements as at, and for the period ended (except to the extent otherwise required to conform to good accounting practice). It is understood and agreed that the financial reports to be provided by the Company pursuant to the Section 6.2(c) hereof may be prepared by the Company internally and shall not be required to be certified by the Company's independent public accountant.

XIII. MISCELLANEOUS.

         13.1     Terms Binding Upon Successors; Survival of Representations.

         The terms and provisions of this Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. All representations, warranties, covenants and agreements herein contained on the part of the Company shall survive the making of any Advance and the execution of the Note, and shall be effective so long as the Commitment is outstanding or there remains any obligation of the Company hereunder or under the Note to be paid or performed.

         13.2     Assignment.

         This Loan Agreement may not be assigned by the Company. This Loan Agreement and the Note, along with the Bank's security interest in any or all of the Collateral, may, at any time, be transferred or assigned, in whole or in part, by the Bank, and any assignee thereof may enforce this Loan Agreement, the Note and such security interest.

         13.3     Amendments.

         Except as otherwise provided in this Loan Agreement, this Loan Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement is set forth in a writing signed by the parties hereto.

         13.4     Governing Law.

         This Loan Agreement and the Note shall be governed by the laws of the State of South Carolina, without reference to its principles of conflicts of laws.

         13.5     Consent to Jurisdiction.

         The Company hereby agrees that any action or proceeding under this Loan Agreement or any document delivered pursuant hereto may be commenced against it in any court of competent jurisdiction within the State of South Carolina, by service of process upon the Company by first class registered or certified mail, return receipt requested, addressed to the Company at its address last known to the Bank. The Company hereby waives any objection to the venue of any such suit, action or proceeding. Nothing herein shall affect the right of the Bank to accomplish service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction or court.

         13.6     Relationship of the Parties.

         This Loan Agreement provides for the making of Advances by the Bank, in its capacity as a lender, to the Company, in its capacity as a borrower, and for the payment of interest and repayment of principal by the Company to the Bank. The relationship between Bank and the Company is limited to that of creditor/secured party, on the one hand, and debtor/pledgor, on the other hand. The provisions herein for compliance with financial covenants and delivery of financial statements are intended solely for the benefit of the Bank to protect its interests as lender in assuring payments of interest and repayment of principal, and nothing contained in this Loan Agreement shall be construed as permitting or obligating the Bank to act as a financial or business advisor or consultant to the Company, as permitting or obligating the Bank to control the Company or to conduct the Company's operations, as creating any fiduciary obligation on the part of the Bank to the Company, or as creating any joint venture, agency, or other relationship between the parties other than as explicitly and specifically stated in this Loan Agreement. The Company acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Loan Agreement and to obtain the advice of such counsel with respect to all matters contained herein. The Company further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decisions to apply to the Bank for credit and to execute and deliver this Loan Agreement.


                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed as a sealed instrument as of the date first above written.



                                     COMMUNITY RESOURCE MORTGAGE, INC.


                                     By: ---------------------------------------
ATTEST:                                   A. Wade Douroux
                                          President

--------------------------
Secretary

(Corporate Seal)

                                     BRANCH BANKING AND TRUST COMPANY    (Seal)


                                     By: ---------------------------------------
                                          Clegg E. Sell, Jr.
                                          Senior Vice President

                                    EXHIBIT A
                           FORM OF GUARANTY AGREEMENT

                                    EXHIBIT B
                   ADVANCE REQUEST AND OFFICER'S CERTIFICATION


         Pursuant to that certain Warehouse Credit and Security Agreement (the "Loan Agreement") dated October 5, 2004, between BRANCH BANKING AND TRUST COMPANY (the "Bank") and COMMUNITY RESOURCE MORTGAGE, INC. (the "Company"), and pursuant to the Promissory Note of even date therewith given by the Company to the Bank in the stated principal amount of $ 20,000,000.00 (the "Note"), the undersigned, on behalf of the Company, hereby requests from the Bank an advance in the amount of $ ___________ (the "Advance") to be made in accordance with and subject to all the terms and conditions of the Loan Agreement. All capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

DESCRIPTION OF THE MORTGAGE NOTES

Date for which Advance is requested:                    (must be a Business Day)
                                       -----------------

Name and Address of Mortgage Loan:
                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

Loan Number:
                                       -----------------------------------------

                                       -----------------------------------------

[For Initial Requests only:
Date and time of Closing:              ----------------------@------------------

Name of Settlement Agent:
                                       -----------------------------------------
Address of Settlement Agent:
                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

Settlement Agent Telephone Number:
                                       -----------------------------------------
Settlement Agent Fax Number:]
                                       -----------------------------------------


Bank to credit funds to Borrower's account no.----------------- at Branch Banking and Trust Company.

                                       -----------------------------------------
Total Credit Amount:
                                       -----------------------------------------

DESCRIPTION OF THE PURCHASE COMMITMENT

Commitment
Issuer's Name         Date of Issuance        Commitment           Total Amount
and Address           of Commitment           Expiration Date     of Commitment
-----------           -------------           ---------------     -------------

         The undersigned, presently  ____________________________________ of the
Company, has personally examined the documents in the Company's possession relating to the Mortgage Loan. Based on such examination, upon the closing of the Mortgage Loan and upon the Bank's approval of the Mortgage Loan and agreement to make the requested Advance, the Company (i) will have in its possession with respect to the Mortgage Loan all of the items referred to in Exhibit C of the Loan Agreement; (ii) shall hold all such items in trust for the Bank as its Collateral; and (iii) shall place all of such items in a separate loan file, segregated from other loan files of the Company and appropriately marked to indicate the security interest given hereby to the Bank pursuant to the terms of the Loan Agreement. The Company agrees at any time to deliver the pledged Collateral Documents to the Bank or to any person designated by the Bank, upon written instructions from the Bank.

         Attached hereto is (a) an unrecorded but recordable original, executed and acknowledged Collateral Assignment of Note and Mortgage, or a mutually agreed upon electronic alternative thereto and (b) a true and correct copy of the Purchase Commitment. The Company has satisfied all conditions precedent to the Investor's obligations under the Purchase Commitment, which is in full force and effect. There is no event of default, or condition which, with the giving of notice or lapse of time or both could become an event of default, under the Loan Agreement. The Mortgage Loan satisfies all applicable representations and warranties set forth in the Loan Agreement, and after giving effect to the Advance, the Collateral Value of all Mortgage Loans pledged under the Loan Agreement shall not exceed the aggregate Advances made thereunder.

         Given this ______day of _________________________, 200___.

                                            ________________________ (SEAL)
                                      Name: _________________________



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


                                    EXHIBIT C
                       PROCEDURES FOR REQUESTING ADVANCES
                            AND COLLATERAL DOCUMENTS

         These Procedures For Requesting Advances and Collateral Documents (the "Procedures") are to describe the procedures for requesting advances under that certain line of credit extended by Branch Banking and Trust Company ("Bank") to Community Resource Mortgage, Inc. ("Company") pursuant to the terms of that certain Warehouse Credit and Security Agreement dated October 5, 2004 ("Loan Agreement") to which these Procedures are attached. All capitalized terms used in these Procedures not defined herein shall have the meanings assigned to them in the Loan Agreement. These procedures are intended to supplement the General Operational Guidelines attached as Exhibit D to the Loan Agreement (the "Guidelines") and are not meant to release the Company from, or be a substitution for, any requirement set forth in the Guidelines. The Company is expected to comply with these Procedures and the Guidelines, except in the event of a conflict, in which event the Loan Agreement or, if not addressed in the Loan Agreement, the written instructions of the Bank, shall control.

         A. Procedures for Requesting Advances. The Company shall make requests for Advances by submitting to the Bank an Advance Request and Officer's Certification in the form of Exhibit B (the "Advance Request"). Each Advance Request shall be executed in all indicated spaces by an authorized officer of the Company and shall be properly completed to indicate: (i) the amount of the Advance(s) requested; (ii) the date, the principal amount, the names of the makers of each Mortgage Note offered as security for an Advance, and the address of the residential property securing each of such Mortgage Note; and (iii) if the Advance Request pertains to an Initial Request, the name, address and telephone number of the closing attorney(s) responsible for closing the Mortgage Loan(s) identified in the Advance Request; and, (iv) the Purchase Commitment pursuant to which the Company intends to sell the identified Mortgage Loans by showing the name and address of the Investor issuing the Purchase Commitment (the "Committed Purchaser"), the date of the Purchase Commitment, the date the Purchase Commitment expires and the committed purchase price set forth in the Purchase Commitment.

         B. Documents to be Submitted with Each Initial Request. The Company shall submit together with each Initial Request submitted by it to the Bank the following documents and items:

                  1. A mutually agreed upon electronic alternative to Assignment of Note and Mortgage such as a MIN Number issued in connection with the Mortgage Electronic Recording System (MERS) for all Mortgages in the Bank's possession.

                  2. A complete photocopy of the Purchase Commitment identified in the Advance Request certified by an authorized officer of the Company to be a true, accurate and complete copy of such Commitment.

                  3. A copy of the unsigned Mortgage Note.

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

                  4. A copy of the Inspection Sheet, on Bank's pre-approved form.

         C. Documents to be Submitted within Four Business Days of Each Initial Request. In addition to those items identified in Section B above, the Company shall submit to the Bank within four (4) Business Days of each Initial Request made by the Bank the following documents and items with respect to each Mortgage Loan securing such Advance:

         1. Each original executed Mortgage Note identified in the Initial Request (together with any and all applicable executed allonges).

         D. Documentation to be made available to the Bank upon Request. In addition to those items identified in Sections B and C above, the Company shall procure and, upon reasonable request, make available to the Bank the following items with respect to each Mortgage Loan identified in the Advance Request (at the Bank's option all items listed in Parts C and D hereof as may be in the Company' s possession at the time the Advance Request is made shall be delivered along with the Advance Request as a condition precedent to the making of the requested Advance):

         1. A complete photocopy of each executed Mortgage securing each Mortgage Note identified in the Advance Request certified to be a true, accurate and complete copy of such Mortgage by an authorized officer of the Company or by the attorney or agent who closed the Mortgage Loan to which it relates. The original recorded Mortgage shall be delivered to the Bank immediately upon recordation unless the Mortgage Loan shall have been previously released by the Bank and the Advance relating thereto shall have been paid;

         2. A "clocked" copy or a copy of the recording receipt issued by the appropriate public official for recording each recorded Mortgage identified in the Advance Request;

         3. A photocopy of a policy of title insurance issued by an insurer reasonably acceptable to the Bank for each Mortgage identified in the Advance Request insuring the Company, its successors and assigns that the Mortgage is a lien on fee simple absolute title to the real property described in such Mortgage, subject only to such exceptions as are reasonably acceptable to the Bank. The Bank will accept in lieu of a photocopy of the original title policy referred to in this Subparagraph C(4) a binder for such insurance provided such binder remains effective for at least six (6) months after its issuance and provided further that the Company procures such title insurance policy promptly and promptly submits a copy thereof to the Bank;

         4. A copy of the HUD Settlement Statement for each Mortgage Loan identified in the Advance Request signed by the customer(s) receiving such loan which shall have been provided by the Company to the customer(s) in accordance with the Real Estate Settlement Procedures Act and Regulation X thereof;

         5. A copy of the Disclosure Statement required to be provided to the customer by the Company pursuant to the Consumer Credit Protection Act and Regulation Z thereof;

         6. The original of a policy of title insurance issued by an insurer reasonably acceptable to the Bank insuring the Company, its successors and assigns, that the Mortgage representing the Mortgage Loan identified in the Advance Request is a first lien on the fee simple absolute title to the real property described in such Mortgage, subject only to such exceptions as are reasonably acceptable to the Bank;

         7. A Certificate of Insurance signed by an insurance company or agent reasonably acceptable to the Bank evidencing that the real property encumbered by the Mortgage identified in the Advance Request is insured against builders' risk, fire and other perils, as appropriate, with extended coverage in an amount at least equal to the amount of such Mortgage, that the policy providing such insurance contains a mortgagee clause on standard form naming the Company, its successors and assigns, as the loss payee and that such insurance will not be modified or canceled by the insurer except after thirty (30) days prior written notice to each insured mortgagee;

         8. A copy of the "subject to" appraisal of the real property described in the Mortgage identified in the Advance Request, which appraisal shall have been procured by the Company prior to making the Mortgage Loan evidenced by such Mortgage and shall include pictures of such real property;

         9. A Certificate of Flood Insurance if the encumbered property is located in a flood plain hazard zone;

         10. A copy of the Credit Application signed by the customer receiving the Mortgage Loan identified in the Advance Request and submitted by such customer to the Company in connection with such Mortgage Loan and a copy of the Credit Report obtained by the Company with respect to such customer, all of which shall be in such form as would be necessary to qualify the Mortgage Loan for purchase by FNMA or FHLMC or other approved Investors identified on Exhibit F pursuant to the Underwriting Guidelines; and

         11. Such other documents or items as the Bank shall, after the date of this Loan Agreement, reasonably require to be obtained by the Company with respect to Mortgage Loans identified in the Advance Request and constituting Collateral hereunder.

         In the event the Bank does not approve the Advance Request, the Bank hereby agrees to promptly return to the Company any and all documentation delivered to the Bank in connection therewith.

                                    EXHIBIT D
                         GENERAL OPERATIONAL GUIDELINES

                  These General Operational Guidelines (the "Guidelines") are to describe the procedures for making advances, and prepaying advances made, under that certain line of credit extended by Branch Banking and Trust Company ("Bank") to Community Resource Mortgage, Inc. ("Company") pursuant to the terms of that certain Warehouse Credit and Security Agreement dated as of October 5, 2004 ("Loan Agreement") to which these Guidelines are attached. All capitalized terms used in these guidelines not defined herein shall have the meanings assigned to them in the Loan Agreement. These Guidelines are intended to supplement the Procedures for Requesting Advances and Collateral Documents (the "Procedures") attached as Exhibit C to the Loan Agreement and are not meant to release the Company from, or be a substitution for, any requirement set forth in the Procedures. The Company is expected to comply with these Guidelines and the Procedures, except in the event of a conflict, in which event the Loan Agreement or, if not addressed in the Loan Agreement, the written instructions of the Bank, shall control.

         1. Consumer goes to the Company and applies for a combination construction and permanent mortgage loan. The Company goes through normal qualification procedures. If the Loan is approved by the Company, the Company will submit an Advance Request in the form of Exhibit B and any other documents required by the Procedures to the Bank. If the Bank approves the Advance Request and makes the Advance, the Company will close the loan and use the Bank's line of credit. As long as the Company complies with the terms of the Loan Agreement and the Procedures, the Bank will make Advances with respect to any Mortgage Loan. Any Advance made by the Bank in connection with an Advance Request will be secured by the Mortgage Note, the Mortgage and the other Collateral more particularly described in the Loan Agreement (in each case, a "Pledged Mortgage") delivered in connection with such Mortgage Loan.

         2. As soon as the Mortgage Loan is committed, the Company faxes to the Bank the information and documentation outlined in the Procedures for Requesting Advances.

         3. As soon as possible after closing, the closing attorney will send to the Bank via express mail the original Mortgage Note for such Pledged Mortgage. The following items are verified:
                  (1) the name of the borrower, (2) the amount of the Mortgage Loan, (3) the original signature of the borrower and (4) the property address. The rest of the loan package is sent from the closing attorney to the Company.

         4. Company will be responsible for packaging the Mortgage Loan for shipment to Investor. Several days before the package is sent to Investor, Company will contact Bank via fax/phone and let Bank know which original Mortgage Note Company will need and Bank will ship the Mortgage Note to Company via courier. Company will sign the Escrow Delivery and Notice of Bailment which will state that Company is holding the documents on Bank's behalf and these documents will be surrendered to Bank upon our request. Company will provide Bank with a copy of the following with regard to each Mortgage Loan:

                  *Copy of the Mortgage
                  *Copy of the Title Binder
                  *Copy of the Application
                  *Copy of the Settlement Statement

                  Company will then ship the package to Investor along with the Escrow Delivery and Notice of Bailment which states that the Investor is holding the documents on the Bank's behalf until the Bank receives the wire for payoff.

         5. Payoff: Within 18 days after receipt of the Mortgage Note from the Bank, the Company's BB&T depository account should receive a wire to pay-off the Mortgage Loan. The Company will notify the Bank that this wire is expected via a fax with the name of each borrower and the amount of such Mortgage Loan. The wire may be a gross amount of several Mortgage Loans. If wire for payoff is not received by the Bank within 18 days of shipment of Mortgage Note to Company, original Mortgage Note will be immediately returned to the Bank by hand delivery.

         6. The Bank will check Company's BB&T depository account to verify the receipt of the wire. The Bank will debit the principal payment due, and any unpaid interest to be calculated in accordance with Section 2.4(a) of the Loan Agreement, a $100 fee per Mortgage Loan, and any overnight delivery expenses actually incurred by Bank in sending the Mortgage Note to the Company.

         7. The Bank will send the Company the credit advice and a detail sheet filled out on a weekly basis reflecting the payoffs received, principal and fees debited and amounts over/short delineated by the Mortgage Loan for such Pledged Mortgage.
                  Interest payments will be debited as and when a principal payoff is received and shall reflect a total interest payment calculated in accordance with Section 2.4(a). The credit advice and detail sheet delivered to the Company on the first Business Day following the date on which interest payments are debited shall reflect the amount of such interest payments debited by the Bank.

These Guidelines are subject to modification by written notice from the Bank followed by a comprehensive written copy of the revised Guidelines.

                                    EXHIBIT E
                        FORM OF COLLATERAL ASSIGNMENT OF
                               NOTES AND MORTGAGES

                                    EXHIBIT F
                       ADDITIONAL UNDERWRITING GUIDELINES

                  [to be agreed to by the Bank and the Company]
































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